Exhibit 99.1

 2015: Leading in Immuno-Oncology  Strong US commercial execution  1  Total IO Market – Weekly IMS DDD + Xponent  Yervoy  Opdivo  BMS I-OPortfolio  Keytruda  Note: This information is an estimate derived from the use of information under license from the following IMS Health information services: Xponent & DDD weekly dollars, for the period of 1/2/2015 through 12/31/2015. IMS expressly reserves all rights, including rights of copying, distribution and republication.